UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

Cardinal Infrastructure Group Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43004	39-3180206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Six Forks Road, #300
Raleigh, North Carolina		27609
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 919 324-1964

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	CDNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 12, 2026, the Board of Directors of Cardinal Infrastructure Group Inc. (the “Company”) appointed Anthony L. Wood, the President of A.L. Grading Contractors, LLC (“ALGC”), which was acquired by the Company on February 18, 2026, to serve on the Company’s Board of Directors to hold office until the Company’s 2026 annual meeting and until his successor is duly elected and qualified or until his earlier resignation, removal, incapacity or death.

The information required under Item 5.02 of Regulation S-K with respect to the appointment of Anthony L. Wood was contained in the Current Report on Form 8-K filed by the Company on February 18, 2026 with respect to the acquisition of ALGC and is incorporated by reference herein.

Appointment of Chief Operating Officer

On March 12, 2026, the Board of Directors of the Company appointed Benjamin A. Wood, the vice president of ALGC, as the Company’s Chief Operating Officer to serve until his successor shall have been duly elected or appointed and shall have qualified or until his earlier death, resignation or removal.

The information required under Item 5.02 of Regulation S-K with respect to the appointment of Benjamin A. Wood was contained in the Current Report on Form 8-K filed by the Company on February 18, 2026 with respect to the acquisition of ALGC and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL INFRASTRUCTURE GROUP INC.

Date:	March 18, 2026	By:	/s/ Mike Rowe
Mike Rowe Chief Financial Officer